                                                                EXHIBIT 99(a)(2)

                             ARTICLES OF AMENDMENT
                                      OF
                           ARTICLES OF INCORPORATION
                                      OF
                             CENTURION FUNDS, INC.

          GERARD P. DIPOTO, JR., being President of CENTURION FUNDS, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the Maryland Corporation Law, DOES HEREBY CERTIFY:

          FIRST: That the Board of Directors of the Corporation at a meeting on November 24, 1998 at which a quorum was present and acting throughout, adopted the following resolution authorizing the Corporation to change its name:

          RESOLVED, that the Fund be, and it hereby is, authorized to change the names of its current series of common stock from "Centurion Tax-Managed U.S. Equity Fund" to "Centurion U.S. Equity Fund," from "Centurion Tax-Managed International Equity Fund" to "Centurion International Equity Fund," from "Centurion U.S. Protection Fund" to "Centurion U.S. Contra Fund" and from "Centurion International Protection Fund" to "Centurion International Contra Fund," and that the officers of the Fund, or their designees, be, and each of them hereby is, authorized to execute and file Articles of Amendment to the Fund's Articles of Incorporation and to do any and all other lawful acts as may be necessary and appropriate to perform and carry out the above stated name changes.

          SECOND: That pursuant to the above resolution of the Board of Directors of the Corporation, the name of each series of common stock of the Corporation listed below be, and hereby is, changed as follows:


Current Name:                                   Proposed Name:
-------------                                   --------------
CENTURION TAX-MANAGED U.S. EQUITY FUND          CENTURION U.S. EQUITY FUND

CENTURION TAX-MANAGED INTERNATIONAL EQUITY      CENTURION INTERNATIONAL EQUITY FUND
 FUND

CENTURION U.S. PROTECTION FUND                  CENTURION U.S. CONTRA FUND

CENTURION INTERNATIONAL PROTECTION FUND         CENTURION INTERNATIONAL CONTRA FUND

          THIRD: That the amendment is limited to a change expressly permitted by (S) 2-605 of the Maryland General Corporation Law to be made without action by the stockholders and that the Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended.
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          IN WITNESS WHEREOF, the undersigned has executed these Articles of
Amendment and does hereby acknowledge that it is his act and deed and, under penalty of perjury, to the best of his knowledge, information and belief, the matters and facts contained herein are true in all material respects.


DATE: November 24, 1998                  /s/ Gerard P. Dipoto, Jr.
                                         -------------------------
                                           Gerard P. Dipoto, Jr.
                                           President

ATTEST:

/s/ Michael Kocur
-----------------
  Michael Kocur
  Assistant Secretary